Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of November 20, 2025.

GOLDENTREE ASSET MANAGEMENT LP

By:	GoldenTree Asset Management LLC, its general partner

By:	/s/ Steven A. Tananbaum
Name:	Steven A. Tananbaum
Title:	Managing Member

GOLDENTREE ASSET MANAGEMENT LLC

By:	/s/ Steven A. Tananbaum
Name:	Steven A. Tananbaum
Title:	Managing Member

STEVEN A. TANANBAUM

/s/ Steven A. Tananbaum